Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-91526 on Form S-8 of Quicksilver Resources Inc. of our report dated June 29, 2007, appearing in this Annual Report on Form 11-K of Quicksilver Resources Inc. 401(k) Plan for the year ended December 31, 2006.
/s/ DELOITTE & TOUCHE LLP
Fort Worth, Texas
June 29, 2007

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